Exhibit 3.5

KIROMIC BIOPHARMA, INC.

a Delaware Corporation

(the “Corporation”)

BYLAWS

As Adopted June [•], 2020

ARTICLE I
MEETINGS OF STOCKHOLDERS

Section 1.1                                    Place of Meetings.  Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors of the Corporation (the “Board of Directors”). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

Section 1.2                                    Annual Meetings.  The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 1.4 of these bylaws may be transacted.

Section 1.3                                    Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer) of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

Section 1.4                                    Notice of Meetings.  Notice of all meetings of stockholders shall be given in writing or by electronic transmission in the manner provided by law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by applicable law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), such notice shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice of any meeting of stockholders shall be deemed given: (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records; or (b) if electronically transmitted, as provided in Section 7.1.2 of these bylaws. An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 1.5                                    Adjournments.  The chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any).  Any meeting of stockholders may adjourn from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.  To the fullest extent permitted by law, the Board may postpone or reschedule any previously scheduled special or annual meeting of stockholders before it is to be held, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.4 above. For the avoidance of doubt, any previously scheduled annual or special meeting of the stockholders may be postponed or adjourned, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board of Directors.

Section 1.6                                    Quorum.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then the chairperson of the meeting present in person, or by remote communication, if applicable, shall have power to adjourn the meeting from time to time in the manner provided in Section 1.5 of these bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 1.7                                    Organization.   The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.8                                    Voting; Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of a telegram, cablegram or other means of electronic transmission, as permitted by applicable law, which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the stockholder. Except as may be otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. All other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall, unless a different or minimum vote is required by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

Section 1.9                                    Stockholder Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 1.10                             Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty

(60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.11                             List of Stockholders Entitled to Vote.  The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the date of the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the stockholders entitled to vote in person or by proxy and the number of shares held by each of them, and as to the stockholders entitled to examine the list of stockholders.

Section 1.12                             Inspectors of Elections.

1.12.1              Appointment.  The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

1.12.2              Inspector’s Oath.  Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

1.12.3              Duties of Inspectors.  At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

1.12.4              Opening and Closing of Polls.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

1.12.5              Determinations.  In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with any information provided pursuant to Section 211(a)(2)(B)(i) of the DGCL, or Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.12 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.13          Advance Notice of Stockholder Proposals and Stockholder Nominations. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at any meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.13. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (I) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor thereto) and Rule 14a-11 thereunder (or any successor thereto) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, (II) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (III) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (b) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. The Chairman of any such meeting shall direct that any nomination or business not properly brought before the meeting shall not be considered.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1                                    Powers. Subject to the provisions of the DGCL and any limitations in the certificate of incorporation, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.2                                    Number of Directors.  The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. Directors need not be stockholders of the Corporation.

Section 2.3                                    Election; Qualification and Term of Office. Except as provided in Section 2.4 and Section 2.5 of these Bylaws, each director, including, without limitation, a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. The Corporation may also have, at the discretion of the Board, a chairperson of the Board and a vice chairperson of the Board. The Certificate of Incorporation or these Bylaws may prescribe other qualifications for directors.

Section 2.4                                    Resignation and Vacancies.  Any director may resign at any time upon notice given in writing or by electronic transmission to the chairperson of the Board of Directors or the Corporation’s chief executive officer, president or secretary. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 2.4 in the filling of other vacancies.

Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under these Bylaws in the case of the death, removal or resignation of any director.

Section 2.5                                    Removal of Directors. Subject to the rights of the holders of the shares of any series of preferred stock of the Corporation, the Board or any individual director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

Section 2.6                                    Regular Meetings.  Regular meetings of the Board may be held at such places, within or without the State of Delaware, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.

Section 2.7                                    Special Meetings.  Special meetings of the Board may be called by the Chairperson of the Board, the President or a majority of the members of the Board then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix.  Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, telegram, telex, mailgram, facsimile, electronic mail or other means of electronic transmission.  Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.8                                    Remote Meetings Permitted  Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 2.9                                    Quorum; Vote Required for Action.  The majority of the directors at any time in office shall constitute a quorum of the Board of Directors for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 2.10                             Organization.  Meetings of the Board shall be presided over by the Chairperson of the Board, or in such person’s absence by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.11                             Written Action by Directors.  Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, respectively, in the minute books of the Corporation.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.12                             Compensation of Directors.  Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.

Section 2.13                             Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE III
COMMITTEES

Section 3.1                                    Committees.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.

Section 3.2                                    Committee Rules.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV
OFFICERS

Section 4.1                                    Generally.  The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a Secretary and a Treasurer and may consist of such other officers, including a Chief Financial Officer, Chief Medical Officer and one or more Vice Presidents, as may from time to time be appointed by the Board.  All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer

or the Treasurer.  Each officer shall hold office until such person’s successor is appointed or until such person’s earlier resignation, death or removal.  Any number of offices may be held by the same person.  Any officer may resign at any time upon written notice to the Corporation.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board.

Section 4.2                                    Chief Executive Officer.  Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:

(a)                                 To act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;

(b)                                 Subject to Article I, Section 1.6, to preside at all meetings of the stockholders;

(c)                                  Subject to Article I, Section 1.3, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and

(d)                                 To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation; and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.

The President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer.  If there is no President, and the Board has not designated any other officer to be the Chief Executive Officer, then the Chairperson of the Board shall be the Chief Executive Officer.

Section 4.3                                    Chairperson of the Board.  The Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.

Section 4.4                                    President.  The President shall be the Chief Executive Officer of the Corporation unless the Board shall have designated another officer as the Chief Executive Officer of the Corporation.  Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.

Section 4.5                                    Vice President.  Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board or the Chief Executive Officer.  A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or disability.

Section 4.6                                    Chief Financial Officer.  The Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation.  Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.

Section 4.7                                    Treasurer.  The Treasurer shall have custody of all moneys and securities of the Corporation.  The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions.  The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.8                                    Secretary.  The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders the Board.  The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.

Section 4.9                                    Delegation of Authority.  The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.10                             Removal.  Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any Vice Presidents of the Corporation, then such Vice Presidents may be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V
STOCK

Section 5.1                                    Certificates.  The shares of capital stock of the Corporation shall be represented by certificates; provided, however, that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may

be).  Notwithstanding the adoption of such resolution by the Board, every holder of stock that is a certificated security shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.  If any holder of uncertificated shares elects to receive a certificate, the Corporation (or the transfer agent or registrar, as the case may be) shall, to the extent permitted under applicable law and rules, regulations and listing requirements of any stock exchange or stock market on which the Corporation’s shares are listed or traded, cease to provide annual statements indicating such holder’s holdings of shares in the Corporation.

Section 5.2                                    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  Except as provided in this Section 5.2, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation in accordance with applicable law. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3                                    Multiple Classes or Series of Stock. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the DGCL or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.4                                    Other Regulations.  The issue, transfer, conversion and registration of stock certificates and uncertificated securities shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI
INDEMNIFICATION

Section 6.1                                    Indemnification of Officers and Directors.  Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a member of the Board or officer of the Corporation or a Reincorporated Predecessor (as defined below) or is or was serving at the request of the Corporation or a Reincorporated Predecessor as a member of the board of directors, officer or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974, as amended (“ERISA”) excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.  Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators.  Notwithstanding the foregoing, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.  As used herein, the term the “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.

Section 6.2                                    Partial Indemnification.  If an Indemnitee is entitled under any provision of this Article VI to indemnification by the Corporation for some or a portion of the expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under ERISA or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising ERISA or amounts paid in settlement to which Indemnitee is entitled.

Section 6.3                                    Advance of Expenses.  The Corporation shall pay all expenses (including attorneys’ fees) incurred by such an Indemnitee in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that (a) if the DGCL then so requires, the payment of such expenses incurred by such an Indemnitee in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no appeal that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise; and (b) the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a Proceeding, alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 6.4                                    Non-Exclusivity of Rights.  The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote or consent of stockholders or disinterested directors, or otherwise.  Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

Section 6.5                                    Indemnification Contracts.  The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person.  Such rights may be greater than those provided in this Article VI.

Section 6.6                                    Right of Indemnitee to Bring Suit.  The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 6.5 above.

6.6.1                     Right to Bring Suit.  If a claim under Section 6.1 or Section 6.2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in applicable law.

6.6.2                     Effect of Determination.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.

6.6.3                     Burden of Proof.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.

Section 6.7                                    Nature of Rights.  The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 6.8                                    Subsequent Amendment. No amendment, termination or repeal of this Article VI or of the relevant provisions of the DGCL or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 6.9                                    Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.10                             Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article IX that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII
NOTICES

Section 7.1                                    Notice.

7.1.1                     Form and Delivery.  Except as otherwise specifically required in these Bylaws (including, without limitation, Section 7.1.2 below) or by law, all notices required to be given pursuant to these Bylaws shall be in writing and may, (a) in every instance in connection with any delivery to a member of the Board, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid telegram, cablegram, overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively be delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 7.1.2 of this Article VII by sending such notice by telegram, cablegram, facsimile, electronic mail or other form of electronic transmission.  Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the Corporation.  The notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery via telegram, cablegram, facsimile, electronic mail or other form of electronic transmission, when dispatched.

7.1.2                     Electronic Transmission.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation, or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given pursuant to this Section 7.1.2 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

7.1.3                     Affidavit of Giving Notice.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2                                    Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE VIII
INTERESTED DIRECTORS

Section 8.1                                    Interested Directors.  No contract or transaction between the Corporation and one or more of its members of the Board or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are members of the board of directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof, or the stockholders.

Section 8.2                                    Quorum.  Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IX
MISCELLANEOUS

Section 9.1                                    Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 9.2                                    Seal.  The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 9.3                                    Dividends. The Board of Directors, subject to any restrictions contained in either (a) the DGCL or (b) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 9.4                                    Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, diskettes, CDs, or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the DGCL.

Section 9.5                                    Reliance upon Books and Records.  A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 9.6                                    Certificate of Incorporation Governs.  In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation shall govern.

Section 9.7                                    Severability.  If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.

ARTICLE X
TRANSFERS OF CAPITAL STOCK

Section 10.1                             Restriction on Transfer. Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.

To the fullest extent permitted by law, no transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

Section 10.2                             Stock Transfer Agreements.  The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 10.3                             Registered Stockholders. The Corporation, to the fullest extent permitted by law,

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

(b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware

Section 10.4                             Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE XI
AMENDMENT

Subject to the limitations set forth in Section 6.8 of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation.

CERTIFICATION OF BYLAWS OF
KIROMIC BIOPHARMA, INC.

a Delaware Corporation

I,              , certify that I am Secretary of Kiromic BioPharma, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Bylaws of the Corporation in effect as of the date of this certificate.

Dated:         , 2020